UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 12, 2015
(Date of earliest event reported)

VERIZON COMMUNICATIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8606	23-2259884
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1095 Avenue of the Americas New York, New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 395-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[X]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.   Regulation FD Disclosure.

Attached as Exhibit 99.1 and incorporated by reference herein is a press release dated May 12, 2015 issued by Verizon Communications Inc. (“Verizon”).

Item 8.01.   Other Events.

On May 12, 2015 Verizon and a wholly-owned acquisition subsidiary (the “Purchaser”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AOL Inc., a Delaware corporation (“AOL”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser will commence a tender offer (the “Offer”) no later than May 27, 2015 to acquire all outstanding shares of common stock of AOL at a purchase price of $50.00 per share, net to the seller in cash, less any required withholding taxes. The Merger Agreement further provides that upon the terms and subject to the conditions thereof, following completion of the Offer, Purchaser will merge with and into AOL, with AOL continuing as the surviving corporation and as a wholly-owned subsidiary of Verizon (the “Merger”).

The Merger is subject to customary regulatory approvals and closing conditions and is expected to close this summer. Verizon expects to fund the transaction from cash-on-hand and commercial paper.

Item 9.01.   Financial Statements and Exhibits.

(d)        Exhibits:

Exhibit No.	Document

99.1	Verizon Communications Inc. Press Release, dated May 12, 2015.

Additional Information and Where to Find It

The tender offer for the outstanding shares of AOL has not yet commenced.  This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell shares of AOL, nor is it a substitute for the tender offer materials that Verizon and the Purchaser will file with the U.S. Securities and Exchange Commission (the “SEC”) upon commencement of the Offer.  At the time the Offer is commenced, Verizon and the Purchaser will file tender offer materials on Schedule TO, and AOL will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information.  Holders of shares of AOL are urged to read these documents when they become available because they will contain important information that holders of shares of AOL securities should consider before making any decision regarding tendering their securities.  The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of AOL at no expense to them.  The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov.  Additional copies may be obtained for free at Verizon’s website at www.verizon.com/about/investors or by contacting Verizon Investor Relations, Verizon Communications Inc., One Verizon Way, Basking Ridge, NJ 07920.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Verizon and AOL file annual, quarterly and special reports and other information with the SEC.  You may read and copy any reports or other information filed by Verizon or AOL at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the Commission at 1-800-SEC-0330 for further information on the public reference room.  Verizon’s and AOL’s filings with the SEC are also available at the SEC’s website www.sec.gov.

Forward-Looking Statements

In this report we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “hopes” or similar expressions.  For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors, along with those discussed in our filings with the SEC, could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; the effects of competition in the markets in which we operate; material changes in technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or acts of war or significant litigation and any resulting financial impact not covered by insurance; our high level of indebtedness; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; material adverse changes in labor matters, including labor negotiations, and any resulting financial and/or operational impact; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; and the inability to implement our business strategies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Verizon Communications Inc.
(Registrant)

Date:	May 12, 2015	/s/ William L. Horton, Jr.
William L. Horton, Jr. Senior Vice President, Deputy General Counsel
and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document

99.1	Verizon Communications Inc. Press Release, dated May 12, 2015.

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